Exhibit 24d

POWER OF ATTORNEY

I, Graham M. Day, President and Director of Eagle Life Insurance Company, do hereby appoint (1) Anthony J. Lengeling, and (2) Tara C. Banks, and each of them (with full power to each of them to act alone), as my true and lawful attorney-in-fact, for me and in my name, place, and stead, to execute and cause to be filed any instrument or document to be filed as part of or in connection with or in any way related to the registration statements, and any and all amendments thereto, filed by Eagle Life Insurance Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the registration of the Eagle Life Insurance Company Individual Single Premium Deferred Index-Linked Annuity Contracts (or such other name as may be used for such index-linked deferred annuity contracts), and to have full power and authority to do or cause to be done in my name, place, and stead each and every act and thing necessary or appropriate in order to effectuate the same, as fully to all intents and purposes I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may do or cause to be done by virtue hereof. This Power of Attorney shall not be affected by subsequent disability or incapacity of the undersigned.

IN WITNESS WHEREOF, I have hereunto set my hand this 4th day of October, 2023.

/s/ Graham M. Day
Graham M. Day President and Director
Eagle Life Insurance Company